PART I.  ITEM 6(a) EXHIBITS                       EXHIBIT 11

CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE
(in thousands of dollars except per share amounts)
Sixteen Weeks Ended November 9, 1996 and November 11, 1995

                                          Sixteen Weeks Ended
                                         ---------------------
                                          Nov. 09,     Nov. 11,
                                            1996         1995
                                         ---------    ---------
Primary:

  Net earnings (loss) applicable
    to common shares:
      From continuing operations         $  5,044     $  3,270
      From discontinued operations             --          (94)
                                         ---------    ---------
        Net earnings (loss)              $  5,044     $  3,176
                                         =========    =========
Shares (in thousands of shares):

  Weighted average number of
    common shares outstanding              17,238       17,168

  Shares issuable under employee
    stock plans - weighted average             44           37

  Dilutive effect of exercise of
    certain stock options                      87          188

  Less:  Treasury stock - weighted
    average                                (3,303)      (3,303)
                                         ---------    ---------
  Weighted average number of common
    and common equivalent shares
    outstanding                            14,066       14,090
                                         =========    =========
Net earnings (loss) per common and
    common equivalent shares:
      From continuing operations         $   0.36     $   0.24
      From discontinued operations             --        (0.01)
                                         ---------    ---------
        Net earnings                     $   0.36     $   0.23
                                         =========    =========

PART I.  ITEM 6(a) EXHIBITS                       EXHIBIT 11


CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE
(in thousands of dollars except per share amounts)
Forty Weeks Ended November 9, 1996 and November 11, 1995

                                          Forty Weeks Ended
                                       ------------------------
                                          Nov. 09,     Nov. 11,
                                            1996         1995
                                         ---------    ---------
Primary:

  Net earnings (loss) applicable
    to common shares:
      From continuing operations         $  2,111     $  5,398
      From discontinued operations             --         (644)
                                         ---------    ---------
        Net earnings (loss)              $  2,111     $  4,754
                                         =========    =========

Shares (in thousands of shares):

  Weighted average number of
    common shares outstanding              17,227       17,167

  Shares issuable under employee
    stock plans - weighted average             40           29

  Dilutive effect of exercise of
    certain stock options                      52           91

  Less:  Treasury stock - weighted
    average                                (3,303)      (3,303)
                                         ---------    ---------
  Weighted average number of common
    and common equivalent shares
    outstanding                            14,016       13,984
                                         =========    =========
Net earnings (loss) per common and
    common equivalent shares:
      From continuing operations         $   0.15     $   0.39
      From discontinued operations             --        (0.05)
                                         ---------    ---------
        Net earnings                     $   0.15     $   0.34
                                         =========    =========